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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" included in the Joint Proxy Statement-Prospectus that is made part of the Registration Statement on Form S-4 of Citizens Banking Corporation for the registration of 21,133,306 shares of its common stock and to the incorporation by reference therein of our report dated January 14, 1999, with respect to the consolidated financial statements of Citizens Banking Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Detroit, Michigan
September 3, 1999